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Exhibit 3.4

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "COALARBED INC.", CHANGING ITS NAME FROM "COALARBED INC." TO "BARBARA HOLDINGS INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0819160 8100		AUTHENTICATION:	7850704
960061465		DATE:	03-04-96

1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COALARBED INC.

        CoalARBED Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

  FIRST: That by written consent of the board of directors dated February 19, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholder of the Company. The resolution setting forth the amendment is as follows:

    RESOLVED, that it is hereby proposed that Article 1 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

            1.     The name of the corporation is Barbara Holdings Inc.

  SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the sole stockholder of the Company by written consent dated February 20, 1996.

  THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Karl-Hans Rath, its Vice President, this 20th day of February, 1996.

COALARBED INC.
By:	/s/ KARL-HANS RATH Karl-Hans Rath, Vice President

State
of
DELAWARE

Office of SECRETARY OF STATE

        I, Glenn C. Kenton secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "CoalARBED Inc.", as received and filed in this office the second day of August, A.D. 1979, at 10 o'clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this second day of August in the year of our Lord one thousand nine hundred and seventy-nine.
[SEAL]	RECEIVED FOR RECORD AUG 2 1979 LEO J. DUGAN, Jr., Recorder	/s/ GLENN C. KENTON Glenn C. Kenton, Secretary of State

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

        CoalARBED Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That by consent of the Board of Directors of CoalARBED Inc. in accordance with Section 141 (f) of the Delaware General Corporation Law a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders for their consideration. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Board of Directors of the Company, having fully considered the issue, declares it advisable that the authorized capital stock of the Company be increased as provided herein, and that subject to the approval of the Company's stockholders, Article 4 of the Certificate of Incorporation of the Company be amended and restated in its entirety so that it shall read in full as follows:

    "4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Million Dollars ($10,000,000.00). All of the issued and outstanding shares of the common stock of the Company are hereby reclassified so that each such share has a par value of $100.00."

        SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the stockholders unanimously adopted the amendment by consent resolution.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, CoalARBED Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Rainer Benning, its President and Jurgen Bahr, its Secretary this 12th day of June, 1979.

	By:	/s/ RAINER BENNING
President
Attest:	By:	/s/ JURGEN BAHR
COALARBED INC. (CORPORATE SEAL) DELAWARE 1975		Secretary

State
of
DELAWARE

Office of SECRETARY OF STATE

        I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy Certificate o£ Amendment of the "BGJ Company", as received and filed in this office the eighteenth day of May, A.D. 1977, at 9 o'clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this eighteenth day of May in the year of our Lord one thousand nine hundred and seventy-seven.
[SEAL]	RECD FOR RECORD MAY 24 1977	/s/ GLENN C. KENTON
	LEO J. DUGAN, Jr., Recorder	Secretary of State
/s/ GROVER A. BIDDLE
Assistant Secretary of State

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

****

        BGJ Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of BGJ Company on March 25, 1977 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall be and read as follows:

" The name of the corporation is CoalARBED Inc."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said BGJ Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Philip R. Jamison its Executive Vice President, and Damiaan DeSoete, its Secretary, this 4th day of May, 1977

	By	/s/ PHILIP R. JAMISON
Executive Vice President
(CORPORATE SEAL)
ATTEST:	By	/s/ DAMIAAN DESOETE
Secretary

State
of
DELAWARE

Office of SECRETARY OF STATE

        I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and forgoing is a true and correct copy of Certificate of Incorporation of the "BGJ Company", as received and filed in this office the eleventh day of December, A.D. 1975, at 10 o'clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this eleventh day of December in the year of our Lord one thousand nine hundred and seventy-five.
[SEAL]	RECD FOR RECORD DEC 11 1975 LEO J. DUGAN, Jr. Recorder	/s/ ROBERT H. REED Robert H. Reed Secretary of State
/s/ GROVER A. BIDDLE Grover A. Biddle Assistant Secretary of State

BGJ Company

INCORPORATED UNDER THE LAWS

OF

D E L A W A R E

REGISTERED
WITH
THE CORPORATION TRUST COMPANY
WILMINGTON, DELAWARE

CERTIFICATE OF INCORPORATION

OF

BGJ Company

        1.     The name of the corporation is BGJ Company.

        2.     The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

        5.     The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Deborah J. Lisker	3400 Centre Square West 1500 Market Street Philadelphia, PA 19102

        6.     The corporation is to have perpetual existence.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of December, 1975.

/s/ DEBORAH J. LISKER

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Exhibit 3.4